UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006

KRONOS INCORPORATED

(Exact name of registrant as specified in its charter)

0-20109

(Commission file number)

Massachusetts	04-2640942
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

297 Billerica Road

Chelmsford, MA 01824

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 250-9800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 7, 2006, Kronos Incorporated filed a Current Report on Form 8-K (the “Report”), under Item 2.01 thereto, with the Securities and Exchange Commission to report the completion of its acquisition of Unicru, Inc., which Report excluded certain financial statements that were not available at the time of filing. This Amendment No. 1 to Current Report on Form 8-K/A amends Item 9.01 of the Report in its entirety to provide the required financial statements and pro forma financial information in connection with the acquisition of Unicru, Inc. Except as identified in the prior sentence, no other items included in the Report have been amended.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the audited consolidated balance sheet of Unicru, Inc. as of December 31, 2005 and the related consolidated statements of operations, changes in shareholders’ equity and comprehensive loss and cash flows for the year then ended and the notes to the consolidated financial statements, together with the auditor’s report thereon.

Also included is the unaudited consolidated balance sheet of Unicru, Inc. as of March 31, 2006 and the related consolidated statements of operations, shareholders’ equity and comprehensive loss and cash flows for the three month period then ended and the notes to the consolidated financial statements.

(b) Pro Forma Financial Information.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is the unaudited pro forma combined balance sheet of Kronos Incorporated and Unicru, Inc. as of April 1, 2006, the unaudited pro forma combined statement of operations of Kronos Incorporated and Unicru, Inc. for the year ended September 30, 2005 and the unaudited pro forma combined statement of operations of Kronos Incorporated and Unicru, Inc. for the six months ended April 1, 2006.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS INCORPORATED

Date:	October 16, 2006	By:	/s/ Paul A. Lacy
Paul A. Lacy
President

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of KPMG LLP.

99.1	Audited financial statements of Unicru, Inc. for the year ended December 31, 2005 and unaudited financial statements of Unicru, Inc. for the three months ended March 31, 2006.

99.2	Unaudited pro forma combined financial statements for Kronos Incorporated and Unicru, Inc.